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                                                                   EXHIBIT 10.19





                            ASSET PURCHASE AGREEMENT


                                       BY

                                       AND

                                     BETWEEN


                      NEWPARK ENVIRONMENTAL SERVICES, INC.


                                       AND


                               U.S. LIQUIDS, INC.







                            Dated as of the 16th day
                               of September, 1998

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                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this "Agreement") dated September 16, 1998 by and among Newpark Environmental Services, Inc., a Delaware corporation ("NESI" or "Seller"), and U.S. Liquids, Inc., a Delaware corporation ("USL" or "Purchaser").

         WHEREAS, one of Seller's lines of business is the Cleaning Business as defined herein and activities related thereto; and

         WHEREAS, Purchaser wishes to purchase from Seller and Seller wishes to sell, transfer, assign and deliver to Purchaser the Acquisition Assets (as hereinafter defined) on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, the parties hereto covenant and agree as follows:



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                                   I. ARTICLE

                                   DEFINITION

I.1 Section Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

I.1 Section Defined Terms. As used in this Agreement, the following terms have the meanings specified in this Section 1.2. Other capitalized terms have the meanings assigned to them elsewhere in this Agreement.

         Affiliate: with respect to any Person, means any Person directly or indirectly controlling, controlled by or under common control with such Person, and any natural Person who is an officer, director or partner of such Person and any members of their immediate families living within the same household. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         CERCLA: means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         Cleaning Business: shall include but is not limited to any one or more of the following activities: (1) performance of onshore and/or offshore cleaning of tanks, barges, vessels, containers or other similar structures used in the storage and/or transportation of NOW; and (2) the lease, rental or sale of labor and/or equipment involved in cleaning. Code: means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America.

         Environmental Laws: means any and all laws, common law, statutes, ordinances, rules, regulations, judgments, orders or other official acts or determinations of any Governmental Authority relating to the protection of human health or safety or regulating or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, element, compound, mixture or material in any and all jurisdictions in which property of Seller is located or the business of Seller is conducted or in which such business at any time has been conducted, including, without limitation, (a) CERCLA, (b) RCRA, (c) the Solid Waste Disposal Act, as amended, (d) the Hazardous and Solid Waste Amendments Act of 1984, as amended, (e) the Clean Air Act, as amended, (f) the Toxic Substances Control Act, as amended, (g) the Safe Drinking Water Act, as amended, (h) the Federal Water Pollution Prevention and Control Act, as amended, (i) the Occupational Safety and Health Act of 1970, as amended, (j) the Hazardous Materials Transportation Act, as amended, (k) the Rivers and Harbors Act of 1899, as amended, and (l) any rules and regulations promulgated pursuant to any or all of (a) through (k) above. The terms "release" or "threatened release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, however, that, to the extent the laws of any jurisdiction applicable to Seller or any of their respective properties or assets establish a meaning for "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in such jurisdiction.


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         Governmental Authority: means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

         Permitted Encumbrances: means (a) minor defects and irregularities affecting title to the Acquisition Assets, but only if such defects and irregularities do not and will not impair in any material respect the operation, value, marketability or use of the asset affected by such defect or irregularity; and (b) rights reserved to or vested in any governmental body to control or regulate any asset in any manner that does not materially impair the value or use of such asset.

         Person: means any individual, partnership, joint venture, corporation, limited liability company, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

         RCRA: means the Resources Conservation and Recovery Act of 1976, as amended.

         Subsidiary or Subsidiaries: means, with respect to any specified Person, a corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or other Person at least a majority of whose securities having ordinary voting power for the election of its board of directors or other similar managing body are, at the time as of which any determination is being made, owned legally or beneficially by such Person or one or more Subsidiaries thereof. Tax Return: means any return, report, statement, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         Taxes: means all federal, foreign, state, local or other net or gross income, gross receipts, sales, use, transfer, real property gains or transfer, ad valorem, property, value-added, franchise, production, severance, windfall profit, withholding, payroll, employment, excise or similar taxes, assessments, duties, fees, levies or other governmental charges, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts.


                                    I ARTICLE

                                     CLOSING

         Closing. The closing of the purchase and sale provided for herein (the "Closing") shall take place at the offices of U.S. Liquids, Inc., 411 North Sam Houston Parkway East, Suite 400, Houston, Texas 77060, on the date hereof, or at such other place, time or date as may be agreed upon by the parties hereto (the "Closing Date").



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                                   I ARTICLE

                           PURCHASE, SALE AND DELIVERY

I.1 Section Acquisition Assets. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing Newpark shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall acquire and purchase from Newpark, the assets of Newpark attached hereto (the " Acquisition Assets"), free and clear of any and all Liens, other than Permitted Encumbrances.

I.1 Section Purchase Price. The consideration for the purchase of the Acquisition Assets is $2,150,000 (collectively, the price for the Acquisition Assets shall be referred to as the "Purchase Price"). The Purchase Price has been, shall be paid or shall be deemed to have been paid as follow:

(a) At the Closing, Purchaser shall pay $537,500 to Seller;

(a) Purchaser shall pay to Seller $537,500 on each of the following three dates:
October 1, 1998, January 1, 1999, and March 1, 1999.

All such payments of the Purchase Price by Purchaser to Seller shall be by wire transfer to an account designated in writing by Seller or by a bank cashier's check made payable to Seller.

I.1 Section Further Assistance. Seller shall execute and deliver to Purchaser, at the Closing or thereafter, any other instrument which may be requested by Purchaser and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers or conveyances contemplated by this Agreement or to transfer any Acquisition Assets.


                                   I ARTICLE

                           LIABILITIES AND OBLIGATIONS

         Liabilities Not Assumed by Purchaser. Purchaser does not hereby assume or agree to pay, perform or discharge, and shall not be responsible for, any liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, including, without limitation, liabilities or obligations based on, arising out of or in connection with (i) payment or nonpayment of Taxes, (ii) any employee relating to service rendered prior to the Closing Date and under any pension plan or agreement or employee benefit plan, (iii) claims or conditions arising under or relating to Environmental Laws, or (iv) any claim, litigation or proceeding, whether now pending or hereafter initiated, to the extent based on any act or omission of Seller occurring before the Closing Date.



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                                   I ARTICLE

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents, warrants and agrees to and with Purchaser as follows:

I.1 Section Organization; Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is duly licensed or qualified as an entity to do business and is in good standing in all jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it requires it to be so licensed or qualified.

I.1 Section Authority; Enforceability. Seller has all requisite corporate power and authority to own and operate its assets and properties and to carry on its business as presently conducted, to enter into this Agreement and to perform its other obligations under this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller. There is no action, claim, suit, arbitration, investigation or proceeding pending or threatened against Seller which purports to affect the validity or enforceability of this Agreement or that seeks to prohibit, restrict or delay the consummation of the transaction contemplated hereby.

I.1 Section Binding Agreement. This Agreement constitutes, as of the date hereof, and this Agreement and all documents and instruments required hereunder to be executed and delivered by Seller at Closing will constitute, on the Closing Date, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

I.1 Section Conflicting Agreements and Other Matters; Consents. The execution and delivery of this Agreement does not, the fulfillment of or compliance with the terms and provisions hereof will not, and the consummation of the transactions contemplated hereby will not (i) violate or conflict with any provision of, or require any notice, consent, authorization or approval under, the charter or bylaws of Seller, (ii) violate or conflict with any provision of any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon Seller or to which any of its assets or properties is subject, or (iii) constitute a default under any agreement or instrument to which Seller is a party or by which Seller is bound or to which any of its properties is subject.

I.1 Section Title to Properties; Condition of Acquisition Assets. Seller has good and marketable title to the Acquisition Assets and the Acquisition Assets are not subject to any lien, including, without limitation, liens with respect to Taxes, or encumbrance. The Acquisition Assets are in good operating condition and repair (subject to normal wear and tear) and are adequate for the uses to which they are being put, and none of the Acquisition Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HEREBY DISCLAIMS ANY AND ALL EXPRESS AND IMPLIED WARRANTIES CONCERNING THE ACQUISITION ASSETS, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL CONDITION OF THE ACQUISITION ASSETS AND THEIR FITNESS FOR ANY PARTICULAR PURPOSE. SELLER IS SELLING, AND PURCHASER IS PURCHASING, THE ACQUISITION ASSETS "AS IS."




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                                   I ARTICLE

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents, warrants and agrees to and with Seller as follows:

I.1 Section Corporate Existence. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

I.1 Section Authority; Absence of Conflicts; Enforceability. Purchaser has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provision of Purchaser's certificate of formation, any agreement or instrument to which Purchaser is a party or by which Purchaser is bound or any law applicable to Purchaser. There is no action, claim, suit, arbitration, investigation or proceeding pending or threatened against Purchaser which purports to affect the validity or enforceability of this Agreement or that seeks to prohibit, restrict or delay the consummation of the transactions contemplated hereby.

I.1 Section Binding Agreement. This Agreement constitutes, as of the date hereof, and this Agreement and all documents and instruments required hereunder to be executed and delivered by Purchaser at Closing will constitute, on the Closing Date, legal, valid and binding obligations of Purchaser enforceable against Purchaser, as the case may be, in accordance with their respective terms.


                                   I ARTICLE

                              CONDITIONS TO CLOSING

I.1 Section Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated herein are subject, at the option of Purchaser, to satisfaction of the following conditions:

(a) Compliance. Seller shall have complied with their covenants and agreements contained herein, and the representations and warranties contained in Article V hereof shall be true and correct on the date hereof and as of the Closing Date.

(a) Seller's Resolutions. Seller shall deliver to Purchaser certified copies of resolutions duly adopted by the board of directors of each Seller authorizing and approving the execution and delivery of this Agreement, including any attachment hereto, and the consummation of the transactions contemplated herein.

(a) Transfer Documents. Seller shall execute and deliver to Purchaser such bills of sale and other instruments of sale, transfer, conveyance, assignment and delivery covering the Acquisition Assets or any part thereof, executed by Seller or other appropriate parties, as




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Purchaser may reasonably require to assure the full and effective sale, transfer, conveyance, assignment and delivery to Purchaser of the Acquisition Assets.

I.1 Section Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated herein are subject, at the option of Seller, to satisfaction of the following condition: Purchaser shall have complied with its covenants and agreements contained herein, and the representations and warranties contained in Article VI hereof shall be true and correct on the date hereof and as of the Closing Date.


                                   I ARTICLE

                                 INDEMNIFICATION

I.1 Section Seller's Indemnity Obligations. Seller shall indemnify and hold Purchaser (including its officers, directors, employees and agents) harmless from and against any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees) ("Indemnified Amounts") incurred by Purchaser as a result of (a) any breach or misrepresentation in any of the representations and warranties made by or on behalf of Seller in this Agreement,
(b) any violation or breach by Seller of or default by Seller under the terms of this Agreement, (c) except for liabilities and obligations expressly assumed by Purchaser pursuant to this Agreement, any act or omission by Seller, including, without limitation, those acts or omissions relating to intellectual property rights or to products manufactured or sold by Seller, occurring prior to the Closing Date with respect to the Seller's business or the Acquisition Assets,
(d) any act or omission occurring after the Closing Date by Seller with respect to Seller's business or (e) any of Seller's Liabilities.

I.1 Section Purchaser's Indemnity Obligations. Purchaser shall indemnify and hold Seller (including its officers, directors, employees and agents) harmless from and against any and all Indemnified Amounts incurred by Seller as a result of (a) any breach or misrepresentation in any of the representations and warranties made by or on behalf of Purchaser in this Agreement, (b) any violation or breach by Purchaser of or default by Purchaser under the terms of this Agreement or (c) any act or omission occurring after the Closing Date by Purchaser with respect to the Acquisition Assets.


                                   I ARTICLE

                                  MISCELLANEOUS

I.1 Section Survival. Except as otherwise provided herein, the representations and warranties set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and shall survive the Closing for a period of one (1) year following the Closing Date, notwithstanding any investigation at any time made by or on behalf of Purchaser, but shall thereafter terminate and be of no further force or effect; provided, however, that in the case of all representations and warranties, there shall be no such termination with respect to any such representation or warranty as to which a bona fide claim has been asserted by written notice of such claim delivered to the party or parties making such representation or warranty prior to the expiration of the survival period.





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I.1 Section Expenses. Except as otherwise expressly provided herein, each party shall bear its own respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including his or its own consultant's fees, attorneys' fees, accountants' fees, investment banking and loan fees and other similar costs and expenses.

I.1 Section Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when (a) personally delivered or (b) on receipt after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested, or by facsimile transmission to the respective parties, addressed in each case as follows (or to such other address as may be specified by like notice):

         (i)      If to Seller, to: Newpark Environmental Services, Inc.
                                            3850 North Causeway, Suite 1770
                                            Metairie, LA  77002
                                            Attention:  James D. Cole, President
                                            Facsimile No.:  (504) 833-9506

         (ii)     If to Purchaser, to:      U.S. Liquids, Inc.
                                            411 N. Sam Houston Parkway East
                                            Houston, Texas 77060
                                            Attention:  W. Greg Orr, President
                                            Facsimile:  (281) 272-4545

I.1 Section Entire Agreement. This Agreement, including any attachments hereto, which attachments are incorporated herein by reference and deemed to be a part of this Agreement, and the Noncompetition Agreement constitute the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto. Concurrently with the execution and delivery of this Agreement, the parties and Newpark Resources, Inc., a Delaware corporation, are executing the following additional agreements (the "New Deal Agreements"): Settlement of Arbitration and Release, NOW Payment Agreement, Noncompetition Agreement and Miscellaneous Agreement. In the event of any conflict between the provisions of this Agreement and any of the New Deal Agreements, the provisions of the New Deal Agreement or Agreements shall control.

I.1 Section Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

I.1 Section Assignments and Third Parties. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party; provided, however, that it is understood and agreed that Purchaser may assign all or any portion of its rights and delegate all or any portion of its duties hereunder to an Affiliate of Purchaser, in which event the assignee of Purchaser shall execute and deliver all documents, certificates and other instruments to be executed and delivered by Purchaser at the Closing in lieu of Purchaser, which documents, certificates and other instruments shall be appropriately modified to conform to such assignee's



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organizational status. No assignment shall release a party of any of its obligations under this Agreement.

I.1 Section Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any of the parties hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

I.1 Section Amendments; No Waivers. Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

I.1 Section No Third-Party Beneficiaries. Nothing in this Agreement shall entitle any Person other than the parties hereto or their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

I.1 Section Headings; Use of Certain Terms. The headings and table of contents included herein are for convenience only and shall have no significance in the interpretation hereof. Unless the context shall otherwise require, the singular shall include the plural and vice versa, and each pronoun in any gender shall include all other genders.

I.1 Section Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed for all purposes to be an original, but all of which together shall constitute one and the same agreement.

         ON THIS DATE, the Parties have executed multiple originals of this Asset Purchase Agreement.


                                           NEWPARK ENVIRONMENTAL SERVICES, INC.



Dated:                                     By:
      ---------------------------          Name:
                                           Title:



                                           U.S. LIQUIDS, INC.



Dated:                                     By:
      ---------------------------          Name:
                                           Title: